                                                                    EXHIBIT 10.2

                                    SUBLEASE

        THIS SUBLEASE (this "Sublease") is dated for reference purposes as of December 15, 2000, and is made by and between VA Linux Systems, Inc. ("Sublandlord"), and StorageWay, Inc. ("Subtenant"). Sublandlord and Subtenant hereby agree as follows:

        1. RECITALS: This Sublease is made with reference to the fact that Renco Investment Company, as landlord ("Master Landlord") and Sublandlord, as tenant, are parties to that certain Lease dated April 6, 2000 (the "Master Lease"), with respect to those certain premises consisting of approximately 139,311 rentable square feet described therein (the "Master Premises"), in those certain buildings located at 47071 and 46939 Bayside Parkway, Fremont California. A copy of the Master Lease is attached hereto as Exhibit A. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Master Lease.

        2. SUBLEASED PREMISES: Subject to the terms and conditions of this Sublease, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, a portion of the Master Premises consisting of approximately 51,767 rentable square feet located at 46939 Bayside Parkway, Fremont, California, as more particularly described on Exhibit B attached hereto (the "Subleased Premises").

        3. TERM:

            A. TERM. The term (the "Term") of this Sublease shall be for the period commencing on December 1, 2000 (the "Commencement Date") and ending November 30, 2002 unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms (the "Expiration Date").

            B. NO OPTION TO EXTEND. Notwithstanding anything to the contrary herein or in the Master Lease, Subtenant shall have no options or rights to extend the Term of this Sublease or expand the Subleased Premises.

        4. RENT:

            A. BASE RENT. Commencing on the Commencement Date and continuing each month throughout the Term of this Sublease, Subtenant shall pay to Sublandlord as base rent ("Base Rent") for the Subleased Premises monthly installments as follows:

--------------------------------------------------------------------------------

                   TIME PERIOD                           MONTHLY BASE RENT
--------------------------------------------------------------------------------
      December 1, 2000 -- November 30, 2001                      *
--------------------------------------------------------------------------------

      December 1, 2001 -- November 30, 2002                      *
--------------------------------------------------------------------------------

Base Rent and Additional Rent, as defined in Paragraph 4.B below, (collectively, hereinafter "Rent") shall be paid in advance on or before the first (1st) day of each month. Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Rent shall be paid directly to Sublandlord at 47071 Bayside Parkway, Fremont, CA 94538, Attention: Accounts Receivable, or such other address as may be designated in writing by Sublandlord.

            B. ADDITIONAL RENT. All monies other than Base Rent required to be paid by Subtenant under this Sublease, including, without limitation, all amounts payable by Sublandlord under the Master Lease with respect to or reasonably allocated to the Subleased Premises shall be deemed additional rent ("Additional Rent"). Subtenant acknowledges that Sublandlord is required to pay to Master Landlord "Building Operating Expenses" (as defined in the Master Lease) and estimated payments thereof and adjustments thereto under the Master Lease. In addition to all other Additional Rent set forth in this Sublease, Subtenant shall pay to Sublandlord as Additional Rent hereunder, Subtenant's pro rata share of all of such Building Operating Expenses payable by Sublandlord to Master Landlord. Subtenant's pro rata share shall mean that amount, expressed as a percentage, equal to the number of square feet included in the Subleased Premises divided by the number of square feet in the Master Premises. Such amounts (including estimated payments thereof and adjustments thereto) shall be payable by Subtenant no later than two (2) days before the dates the same are due under the Master Lease. Sublandlord shall promptly forward the appropriate invoices received from Master Landlord. Subtenant and Sublandlord agree, as a material part of the consideration given by Subtenant to Sublandlord for this Sublease, that Subtenant shall pay Subtenant's pro rata share of all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising in connection with the Master Lease or the Subleased Premises, such that Sublandlord shall receive, as net consideration for this Sublease, full reimbursement thereof. Notwithstanding the foregoing, in the event any Additional Rent is incurred for Subtenant's sole benefit or as a result of Subtenant's request for certain services (such as extra hours' charges, etc.) or otherwise, Subtenant shall pay the entire cost thereof, and such charges shall not be pro rated between Sublandlord and Subtenant.

            C. PREPAYMENT OF RENT. Upon execution hereof by Subtenant, Subtenant shall pay to Sublandlord the sum of * which shall constitute Base Rent for the first * of the Term.

        5. SECURITY DEPOSIT:

            A. Upon execution of this Sublease by Subtenant, Subtenant shall deposit with Sublandlord the sum of * in cash and * in the form of a letter of credit (the "Letter of Credit") as security for the performance by Subtenant of its obligations under this Sublease, and not as a prepayment of rent (collectively, the "Security Deposit"). If Subtenant defaults under this Sublease, Sublandlord may apply all or any part of the Security Deposit for the payment of any rent or other sum in default, the repair of any damage to the Subleased Premises caused by Subtenant or the payment of any other amount which Sublandlord may spend or become obligated to spend by reason of Subtenant's default or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant's default to the full extent permitted by law. To the extent any portion of the Security Deposit is used, Subtenant shall within * after demand from Sublandlord restore the Security Deposit to its full amount. Sublandlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Subtenant on the deposit amount. If Subtenant shall perform all of its obligations under this Sublease and return the Subleased Premises to Sublandlord at the end of the Term, Sublandlord shall return all of the remaining Security Deposit to Subtenant within * after the end of the Term. The Security Deposit shall not serve as an advance payment of rent or a measure of Sublandlord's damages for any default under this Sublease. Subtenant covenants and agrees that it shall not assign or encumber or attempt to assign or encumber the Security Deposit and neither Sublandlord or its successors or assigns shall be bound by any such agreement, encumbrance, attempted assignment or attempted encumbrance.

            B. The Letter of Credit shall be in the form of an irrevocable and unconditional letter of credit governed by the Uniform Customs and Practice for Documentary Credits (1993 revisions), International Chamber of Commerce Publication No. 500, as revised from time to time, in an amount equal to *, issued to Sublandlord, as beneficiary, in form and substance reasonably satisfactory to Sublandlord, by a bank approved by Sublandlord (which approval may be withheld in Sublandlord's sole discretion) qualified to transact banking business in California with an office in the City of Fremont or in another city in the San Francisco greater bay area at which drafts drawn on the Letter of Credit may be presented for payment. Sublandlord hereby approves of Comerica Bank as an issuing bank. The full amount of the Letter of Credit shall be available to Sublandlord upon presentation of Sublandlord's sight draft accompanied only by the Letter of Credit and Sublandlord's signed statement that Sublandlord is entitled to draw on the Letter of Credit pursuant to this Sublease. Subtenant shall maintain the Letter of Credit for the entire Term and any extension thereof. The Letter of Credit shall expressly state that the Letter of Credit and the right to draw thereunder may be transferred or assigned by Sublandlord to any successor or assignee of Sublandlord under this Sublease. Subtenant shall pay any fees related to the issuance or amendment of the Letter of Credit, including, without limitation, any transfer fees. The Letter of Credit shall provide that it will be automatically renewed until * after the Expiration Date unless the issuer provides Sublandlord with written notice of non-renewal at the notice address herein at least sixty (60) days prior to the expiration thereof. If, not later than * prior to the expiration of the Letter of Credit, Subtenant fails to furnish Sublandlord with a replacement Letter of Credit pursuant to the terms and conditions of this section, then Sublandlord shall have the right to draw the full amount of the Letter of Credit, by sight draft, and shall hold the proceeds of the Letter of Credit as a cash Security Deposit pursuant to the terms and conditions of Section 5.A above.

        6. FURNITURE: During the Term of the Sublease, Subtenant shall have the right to use the furniture currently existing in the Subleased Premises and outlined on Exhibit C attached hereto (the "Furniture"). Such Furniture is provided by Sublandlord in their "AS IS" condition, with all faults and defects, and Subtenant shall use such Furniture at Subtenant's sole risk. No representations or warranties whatsoever as to the Furniture's condition or fitness for a particular purpose, express or implied, are made by Sublandlord. Subtenant shall maintain and repair the Furniture, and shall surrender the Furniture at the expiration or earlier termination of the Sublease, in the same condition as received by Subtenant subject to ordinary wear and tear. Subtenant shall pay Sublandlord, as Additional Rent, the sum of * per month for the right to use such Furniture.

        7. LATE CHARGE: If Subtenant fails to pay Sublandlord any amount due hereunder on or before * after such payment is due, Subtenant shall pay to Sublandlord upon demand a late charge equal to * of the delinquent amount. The parties agree that the foregoing late charge represents a reasonable estimate of the cost and expense which Sublandlord will incur in processing each delinquent payment. Sublandlord's acceptance of any interest or late charge shall not waive Subtenant's default in failing to pay the delinquent amount.

        8. HOLDOVER: Subtenant acknowledges that it is critical that Subtenant surrender the Subleased Premises on or before the Expiration Date in accordance with the terms of this Sublease. Accordingly, Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, claims, liabilities and damages resulting from Subtenant's failure to surrender the Subleased Premises on the Expiration Date in the condition required under the terms of this Sublease (including, without limitation, any liability or damages sustained by Sublandlord as a result of a holdover of the Master Premises by Sublandlord occasioned by the holdover of the Subleased Premises by Subtenant). In addition, Subtenant shall pay Sublandlord holdover rent equal to * of Base Rent plus any Additional Rent payable hereunder for any period from the Expiration Date through the date Subtenant surrenders the Subleased Premises in the condition required hereunder.

        9. REPAIRS: Subject to Paragraph 15.B hereof, the parties acknowledge and agree that Subtenant is subleasing the Subleased Premises on an "AS IS" basis, and that Sublandlord has made no representations or warranties, express or implied, whatsoever, with respect to the Subleased Premises, including, without limitation, any representation or warranty as to the suitability of the Subleased Premises for Subtenant's intended use or any representation or warranty made by Master Landlord under the Master Lease. Sublandlord shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990, as may be amended). In addition, Sublandlord shall have no obligation to perform any repairs or any other obligation of Master Landlord required to be performed by Master Landlord under the terms of the Master Lease (including, without limitation, Master Landlord's obligations under Articles 5, 6, 9, 10 and 11 of the Master Lease and Master Landlord's obligation to comply with laws and carry building insurance). Sublandlord shall, however, request performance of the same in writing from Master Landlord promptly after being requested to do so by Subtenant, and shall use Sublandlord's reasonable efforts (not including the payment of money, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Landlord's performance. Subtenant expressly waives all rights under law (if any) to make repairs at the expense of Sublandlord.

        10. RIGHT TO CURE DEFAULTS: If Subtenant fails to pay any sum of money to Sublandlord, or fails to perform any other act on its part to be performed hereunder, then Sublandlord may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the lesser of (i) * per annum or (ii) the maximum rate allowable under law (the "Interest Rate") from the date of the expenditure until repaid.

        11. INDEMNITY: Except to the extent caused by the gross negligence or willful misconduct of Sublandlord, its agents, employees or contractors, Subtenant shall indemnify, defend with counsel reasonably acceptable to Sublandlord, protect and hold harmless Sublandlord and its agents, employees, directors, shareholders, and representatives from and against any and all losses, claims, liabilities, judgments, causes of action, damages, costs and expenses (including, without limitation, reasonable attorneys' fees), caused by or arising in connection with: (i) the Subtenant's use, occupancy or operation of the Subleased Premises; (ii) the negligence or willful misconduct of Subtenant or its agents, employees, contractors or invitees; and (iii) a breach of Subtenant's obligations under this Sublease or the provisions of the Master Lease with respect to the Subleased Premises. Subtenant's covenants under this Paragraph shall survive the termination of this Sublease.

        Except to the extent caused by the negligence or willful misconduct of Subtenant, its agents, employees or contractors, Sublandlord shall indemnify, defend with counsel reasonably acceptable to Subtenant, protect and hold harmless Subtenant and its agents, employees, directors, shareholders, and representatives from and against any and all losses, claims, liabilities, judgments, causes of action, damages, costs and expenses (including, without limitation, reasonable attorneys' fees), caused by or arising in connection with the gross negligence or willful misconduct of Sublandlord or its agents, employees, contractors or invitees or a breach of Sublandlord's obligations under this Sublease or the provisions of the Master Lease except to the extent such breach is caused by a breach of Subtenant's obligations under the Sublease. Sublandlord's covenants under this Paragraph shall survive the termination of this Sublease.

        12. ASSIGNMENT AND SUBLETTING: Subject to the terms of Article 7 of the Master Lease, incorporated herein, Subtenant may not assign any interest in this Sublease (by operation of law or otherwise), sublet any of the Subleased Premises, transfer any interest of Subtenant therein or permit any use of the Subleased Premises by another party (collectively, "Transfer"), without the prior written consent of Sublandlord and Master Landlord. Sublandlord's consent shall not be unreasonably withheld provided, however, Sublandlord's withholding of consent shall in all events be deemed reasonable if for any reason Master

Landlord's consent is not obtained. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. Any Transfer without such consent shall be void and, at the option of Sublandlord, shall be a material default under this Sublease. Sublandlord's waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Subtenant shall not be relieved from any of its obligations under this Sublease unless the consent expressly so provides. Notwithstanding anything to the contrary, in no event may Subtenant assign the Sublease, sub-sublet the Subleased Premises or otherwise transfer Subtenant's interest herein if doing so could permit the Master Landlord to terminate the Lease.

        13. USE:

            A. Subtenant may use the Subleased Premises for the "Permitted Use" under the Master Lease and for no other purpose whatsoever.

            B. Subtenant shall not use, store, keep, handle, manufacture, transport, release, discharge, emit or dispose of any Hazardous Materials in, on, under, about, to or from the Subleased Premises except small quantities of ordinary office products and janitorial supplies. Subtenant shall indemnify, defend with counsel reasonably acceptable to Sublandlord and hold harmless Sublandlord and its agents, employees, directors, shareholders, contractors and representatives from and against all claims, actions, suits, proceedings, judgments, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, attorneys' fees, consultants' fees, investigations, detoxifications, remediations, removals, and expenses of every type and nature, arising from or relating in any manner to the use, storage, handling, manufacture, transportation, release, discharge, emission or disposal of Hazardous Materials on or about the Subleased Premises or Building during the Term of this Sublease by Subtenant or its agents, employees, contractors or invitees. As used herein, "Hazardous Materials" shall mean any material or substance that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

            C. Subtenant shall comply with all reasonable rules and regulations promulgated from time to time by Sublandlord or Master Landlord.

            D. Sublandlord shall have the right to use, at no charge, the large meeting area within the Subleased Premises outlined on Exhibit B hereto upon at least one (1) weeks written notice, but for no more than two (2) meetings per month. If within twenty-four (24) hours after receiving such notice, Subtenant informs Sublandlord that Subtenant will be holding its own meeting on such date at such time, Sublandlord and Subtenant shall reschedule Sublandlord's use of the large meeting area for another date and/or time in reasonable proximity to the requested date and time. Subtenant shall keep the large meeting area generally available for Sublandlord's periodic use during the Term.

        14. EFFECT OF CONVEYANCE: As used in this Sublease, the term "Sublandlord" means the holder of the Tenant's interest under the Master Lease. In the event of any assignment or transfer of the Tenant's interest under the Master Lease, which assignment or transfer may occur at any time during the Term hereof in Sublandlord's sole discretion, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder, and it shall be deemed and construed, without further agreement between the parties hereto, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder. Sublandlord shall transfer and deliver any security of Subtenant to the transferee of the Tenant's interest under the Master Lease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.

        15. DELIVERY AND ACCEPTANCE:

            A. Sublandlord shall deliver the Subleased Premises in broom-clean condition. This Sublease shall not be void or voidable, nor shall Sublandlord be liable to Subtenant for any loss or damage, by reason of delays in Sublandlord delivering the Subleased Premises to Subtenant for any reason whatsoever. Rent shall commence on December 1, 2000 whether or not the Subleased Premises have been delivered to Subtenant; provided, however, in the event the Subleased Premises are not delivered to Subtenant on or before January 15, 2001, Rent from and after January 15, 2001 shall abate until Sublandlord delivers possession of the Subleased Premises to Subtenant. Subtenant has fully inspected the Subleased Premises and is satisfied with the condition thereof. By taking possession of the Subleased Premises, Subtenant conclusively shall be deemed to have accepted the Subleased Premises in its then-existing, "AS IS" condition, without any representation or warranty whatsoever from Sublandlord with respect thereto.

            B. Notwithstanding the foregoing, in the event the mechanical, electrical, plumbing, heating, ventilation, air conditioning or roof membrane in the Subleased Premises require repair within thirty (30) days after the Subleased Premises are delivered to Subtenant, provided Subtenant has provided notice of such need for repair prior to the expiration of such thirty (30)-day period, Sublandlord shall, within a commercially reasonable time, perform such repairs or cause such repairs to be performed at no cost to Subtenant. In addition, Sublandlord shall cooperate with Subtenant (not including the payment of money, the incurring of any liabilities, or the institution of legal proceedings) in enforcing any warranties Sublandlord may have with respect to the Subleased Premises which would reduce Subtenant's obligations hereunder.

        16. IMPROVEMENTS: Subtenant shall not make any alterations or improvements to the Subleased Premises (i) without the prior written consent of both Master Landlord and Sublandlord, and (ii) except in accordance with the Master Lease. Subtenant shall have the right to select its own general contractor subject, however, to Sublandlord's and Master Landlord's prior written consent to such contractor. Sublandlord's consent under this Paragraph 16 shall not be unreasonably withheld provided, however, Sublandlord's withholding of consent shall in all events be deemed reasonable if for any reason Master Landlord's consent is not obtained. Sublandlord shall lock the doors that go to the breezeway for the buildings.

        17. RELEASE AND WAIVER OF SUBROGATION: Notwithstanding anything to the contrary in this Sublease, Sublandlord and Subtenant hereby release each other from any damage to property or loss of any kind which is caused by or results from any risk that normally would be insured against under any property insurance policy required to be carried by either party. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under the policy. Each party shall use its reasonable efforts to cause each property insurance policy obtained by it to provide that the insurer waives all right of recovery against the other party and its agents and employees in connection with any damage or injury covered by the policy, and each party shall notify the other party if it is unable to obtain a waiver of subrogation. Sublandlord shall not be liable to Subtenant, nor shall Subtenant be entitled to terminate this Sublease or to abate Rent for (i) the failure or interruption of any utility system or service or (ii) the failure of Master Landlord to maintain the Subleased Premises as may be required under the Master Lease.

        18. INSURANCE: Subtenant shall obtain and keep in full force and effect, at Subtenant's sole cost and expense, during the Term the insurance required to be carried by the "Tenant" under the Master Lease. Subtenant shall include Sublandlord and Master Landlord as an additional insured in any policy of insurance carried by Subtenant in connection with this Sublease and shall provide Sublandlord with certificates of insurance upon Sublandlord's request.

        19. DEFAULT: Subtenant shall be in material default of its obligations under this Sublease if any of the following events occur:

            A. Subtenant fails to pay any Rent within * after written notice of nonpayment; or

            B. Subtenant fails to perform any term, covenant or condition of this Sublease (except those requiring payment of Rent) and fails to cure such breach within * after delivery of a written notice specifying the nature of the breach, provided that if such cure cannot reasonably be cured within *, Subtenant shall have such longer period reasonably necessary to effect such cure so long as Subtenant has commenced such cure within such * period and diligently completes such cure; or

            C. the bankruptcy or insolvency of Subtenant, transfer by Subtenant in fraud of creditors, an assignment by Subtenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Subtenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Subtenant is discharged from the same within * thereafter;

            D. the appointment of a receiver for a substantial part of the assets of Subtenant;

            E. the levy upon this Sublease or any estate of Subtenant hereunder by any attachment or execution and the failure within * thereafter to have such attachment or execution vacated or such other action taken with respect thereto so as to put Sublandlord at no risk of having an unconsented transfer of this Sublease;

            F. Subtenant abandons the Subleased Premises; or

            G. Subtenant commits any other act or omission which could constitute a default under the Master Lease beyond applicable notice and cure periods under the Master Lease.

        20. REMEDIES: In the event of any default by Subtenant, Sublandlord shall have all remedies provided to the "Landlord" under Article 12 of the Master Lease and all other rights and remedies otherwise available at law and in equity. Without limiting the generality of the foregoing, Sublandlord shall have the remedy described in California Civil Code Section 1951.4 (Sublandlord may continue the Sublease in effect after Subtenant's breach and abandonment and recover rent as it becomes due, if Subtenant has right to sublet or assign, subject only to reasonable limitations). Sublandlord may resort to its remedies cumulatively or in the alternative.

        21. SURRENDER: On or before the Expiration Date or any sooner termination of this Sublease, Subtenant shall remove all of its trade fixtures, personal property and all alterations constructed by Subtenant in the Subleased Premises which are required to be removed under the terms of this Sublease or the Master Lease and shall surrender the Subleased Premises to Sublandlord in good condition, order and repair, reasonable wear and tear and damage by casualty or condemnation excepted. Subtenant shall repair any damage to the Subleased Premises caused by Subtenant's removal of its personal property, furnishings and equipment. If the Subleased Premises are not so surrendered, then Subtenant shall be liable to Sublandlord for all costs incurred by Sublandlord in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate.

        22. BROKER: Sublandlord and Subtenant each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction other than * representing Subtenant and * representing Sublandlord. Subtenant agrees to indemnify and hold Sublandlord harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of Subtenant's actions or dealings with such other agent, broker, salesman, or finder.

        23. NOTICES: Unless at least five (5) days' prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be properly addressed and delivered as follows: (a) personally delivered; or (b) submitted to an overnight courier service, charges prepaid; or (c) deposited in the mail (certified, return-receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being so submitted to an overnight courier service and two (2) business days after deposit in the United States mail, if mailed as set forth above. All notices given to Master Landlord under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

        24. OTHER SUBLEASE TERMS:

            A. INCORPORATION BY REFERENCE. Except as set forth below and except as otherwise provided in this Sublease, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to "Lease" shall be deemed a reference to this "Sublease"; (ii) each reference to the "Leased Premises" shall be deemed a reference to the "Subleased Premises"; (iii) each reference to "Landlord" shall be deemed a reference to "Sublandlord" and each reference to "Tenant" shall be deemed a reference to "Subtenant", except as otherwise expressly set forth herein; (iv) with respect to work, services, utilities, electricity, repairs (or damage caused by Master Landlord), restoration, insurance, indemnities, reimbursements, representations, warranties or the performance of any other obligation of "Landlord" under the Master Lease, whether or not incorporated herein, the sole obligation of Sublandlord shall be to request the same in writing from Master Landlord as and when requested to do so by Subtenant, and to use Sublandlord's reasonable efforts (not including the payment of money, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Landlord's performance; (v) with respect to any obligation of Subtenant to be performed under this Sublease, wherever the Master Lease grants to "Tenant" a specified number of days to perform its obligations under the Master Lease (including, without limitation, curing any defaults), except as otherwise provided herein, Subtenant shall have * to perform the obligation or *, which ever allows Subtenant the greater amount of time; (vi) with respect to any approval required to be obtained from the "Landlord" under the Master Lease, such approval must be obtained from both Master Landlord and Sublandlord, and Sublandlord's withholding of approval shall in all events be deemed reasonable if for any reason Master Landlord's approval is not obtained;
(vii) in any case where the "Landlord" reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Landlord and Sublandlord; (viii) in any case where "Tenant" is to indemnify, release or waive claims against "Landlord", such indemnity, release or waiver shall be deemed to run from Subtenant to both Master Landlord and Sublandlord;
(ix) in any case where "Tenant" is to execute and deliver certain documents or notices to "Landlord", such obligation shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; and (x) the following modifications shall be made to the Master Lease as incorporated herein:

                (a) the following provisions of the Master Lease are not incorporated herein: Sections 1 (except 1.M and 1.Q), 2, 3.1, 3.3, 3.5, 3.6, 4.5 (first sentence), 4.6 (last sentence), 4.11, 6.1 (second sentence and last two sentences), 7.1 (fourth and fifth sentences), 7.5 (last sentence), 12.1, 13.2, 13.3

(last sentence), 13.9, 13.11(subsections D, E and F only), 13.14, 13.15, Exhibit C, "Bayside Technology Park Exterior Signage Standards" and "Option to Renew Lease";

                (b) only Master Landlord, not Sublandlord, shall get the benefit of Section 12.4.

                (c) references to "Initial Tenant Improvements" shall be deleted;

                (d) reference to * in Section 7.4(F) of the Master Lease shall be changed to *;

                (e) any right to abate rent provided to Subtenant through incorporation of the provisions of the Master Lease shall not exceed the rent actually abated under the Master Lease with respect to the Subleased Premises.

            B. ASSUMPTION OF OBLIGATIONS. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Landlord thereunder. Subtenant hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease incorporated herein; and (ii) to perform all the obligations on the part of the "Tenant" to be performed under the terms of the Master Lease incorporated herein with respect to the Subleased Premises during the term of this Sublease. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination without any liability of Sublandlord to Subtenant. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublandlord and Subtenant, the provisions of this Sublease shall control.

        25. RIGHT TO CONTEST: If Sublandlord does not have the right to contest any matter in the Master Lease due to expiration of any time limit that may be set forth therein or for any other reason, then notwithstanding any incorporation of any such provision from the Master Lease in this Sublease, Subtenant shall also not have the right to contest any such matter.

        26. PARKING: Subtenant shall have the nonexclusive right to use its pro rata share of parking spaces serving the Master Premises subject to Section 4.5 of the Master Lease.

        27. SIGNAGE: Subject to the requirements of the Master Lease (including, without limitation, obtaining Master Landlord's consent) and subject to Sublandlord's prior written approval as to the design, location and specifications (which approval shall not be unreasonably withheld), Subtenant shall have the right to install, at its sole cost and expense, signage at the Subleased Premises permitted under the CC&Rs affecting the Subleased Premises and permitted by the City of Fremont. Subject to the foregoing requirements and approvals, Subtenant may remove, at Subtenant's expense, the wooden shipping and receiving sign located on the northern part of the Property (as defined in the Master Lease) near the Subleased Premises and replace it with its own signage.

        28. SECURITY SYSTEM: Subtenant shall, at Subtenant's cost and expense, use * for its security system and security service in the Subleased Premises.

        29. EFFECTIVENESS OF MASTER LEASE: Sublandlord represents that (i) the Master Lease is in full force and effect, (ii) that no default (beyond applicable notice and cure periods) currently exists under the Master Lease and
(iii) to its current actual knowledge, no condition exists that with the giving of notice and/or the passage of time would be a default under the Master Lease. Sublandlord shall not voluntarily terminate the Master Lease without Subtenant's prior written consent (except that Sublandlord may exercise any right to terminate the Master Lease set forth in the Master Lease including, without limitation, its right to terminate the Master Lease in the event of a casualty).

        30. CONDITIONS PRECEDENT: Notwithstanding anything to the contrary in this Sublease, this Sublease and Sublandlord's obligations hereunder are conditioned upon Sublandlord's receipt of the written consent of Master Landlord to this Sublease. If Sublandlord does not receive such consent within * after execution of this Sublease by Sublandlord, then Sublandlord may terminate this Sublease by giving Subtenant written notice thereof, and upon such termination, Sublandlord shall return to Subtenant its payment of prepaid rent and the Security Deposit.

        31. AMENDMENT: This Sublease may not be amended except by the written agreement of all parties hereto.

        32. COUNTERPARTS: This Sublease may be executed in one (1) or more counterparts each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument. Signature copies may be detached from the counterparts and attached to a single copy of this Sublease physically to form one (1) document.

        33. DRAFTING PRESUMPTION: The parties acknowledge that this Sublease has been agreed to by both the parties, that both Sublandlord and Subtenant have consulted with attorneys with respect to the terms of this Sublease and that no presumption shall be created against Sublandlord because Sublandlord drafted this Sublease.

        34. ENTIRE AGREEMENT: This Sublease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. No subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto

        IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLANDLORD:                              SUBTENANT:

VA LINUX SYSTEMS, INC.,                   STORAGEWAY, INC.


By: /s/ TODD B. SCHULL                    By: /s/ COLLEEN GRAY
   -------------------------------           -----------------------------------
Print Name: Todd B. Schull                Print Name: Colleen Gray
           -----------------------                   ---------------------------
Title: VP OF FINANCE AND CFO              Title: VP OF FINANCE AND CFO
      ----------------------------              --------------------------------


Address:                                  Address:

47071 Bayside Parkway                     3501 West Warren Ave.
Fremont, CA 94538                         Fremont, CA 94538
Attention: TODD B. SCHULL                 Attention: COLLEEN GRAY
          ------------------------                  ----------------------------

                                    EXHIBIT C


Cubicles 259 (8x8 Teknion)

Chairs 80 (Sit On It)

wiring 4 cat 5 cables from each cube, office and conference room to the wiring closet

Reception desk in lobby